UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 29, 2010

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26025	76-0586680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2925 Briarpark, Suite 1050, Houston, Texas  77042
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (713) 499-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.03 BANKRUPTCY OR RECEIVERSHIP.

On April 29, 2010, U.S. Concrete, Inc. (the “Company”), and certain of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Chapter 11 cases are being jointly administered under the caption In re U.S. Concrete, Inc., et al., Case No. 10-11407 (the “Chapter 11 Cases”).  The Debtors will continue to operate their businesses and manage their properties as debtors in possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

The filing of the Chapter 11 Cases described in Item 1.03 above triggered the acceleration of financial obligations under the terms of certain debt instruments of the Debtors (the "Debt Documents").  The Debtors believe that any efforts to enforce the financial obligations under the Debt Documents are stayed as a result of the filing of the Chapter 11 Cases in the Bankruptcy Court.  The Debt Documents and the approximate principal amount of debt currently outstanding thereunder are as follows:

1.  $39.6 million of loans due under that certain Amended and Restated Credit Agreement, dated as of June 30, 2006, by and among the Company, as borrower, certain affiliate guarantors, JPMorgan Chase Bank, N.A., as administrative agent, Bank of America, N.A., as syndication agent, JPMorgan Chase Bank, as documentation agent, and the lenders party thereto, as amended; and

2.  $271.756 million of the 8.375% senior subordinated notes due 2014 of the Company.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On  April 29, 2010 the NASDAQ Stock Market (“NASDAQ”) notified the Company that, in accordance with NASDAQ’s Listing Rules 5101, 5110(b) and 1M-5101-1, the Company’s securities will be delisted by NASDAQ and that trading of the Company’s common stock will be suspended at the opening of business on May 10, 2010. NASDAQ’s notice and determination followed the Company’s announcement that it and its subsidiaries had filed petitions under Chapter 11 of the Bankruptcy Code. The Company does not plan to appeal NASDAQ’s determination to delist the securities.

ITEM 7.01 REGULATION FD.

A press release announcing the filing of the voluntary petitions is attached hereto as Exhibit 99.1.

Certain non-public information is contained in the Disclosure Statement filed in support of the Company's Joint Plan of Reorganization.  The Disclosure Statement and Joint Plan of Reorganization are available on the Company's website (located at www.us-concrete.com).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibits are filed with this report and incorporated by reference herein:

Exhibit No.	Description

99.1	Press release, dated April 29, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

U.S. CONCRETE, INC.

Date: April 29, 2010	By:	/s/ Robert D. Hardy
Robert D. Hardy
Executive Vice President and Chief Financial Officer